Exhibit 16.
MOORE & ASSOCIATES, CHARTERED
ACCOUNTANTS AND ADVISORS
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PCAOB REGISTERED


                                                             April 16, 2009

Securities and Exchange Commission
100 F. Street, N.E.
Washington, DC 20549
Commissioners:

We have read the statements made by Spring Creek Capital Corp., which we understand was filed with the Securities and Exchange Commission, pursuant to Item 4.01 of Form 8-K/A, as part of the Form 8-K/A of Spring Creek Capital Corp., filed on March 9, 2009. We agree with the statements concerning our firm in Item 4.01 of such Form 8-K, except that the issuer owes Moore & Associates, Chartered $4,500. We have no basis to agree or disagree with other statements made under Item 4.01.

Very truly yours,

/s/ Moore & Associates, Chartered
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Moore & Associates Chartered
Las Vegas, Nevada